UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2021

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 7.01 Regulation FD Disclosure.

The Company has entered into a strategic marketing and consulting agreement (“Agreement”) with a sports and entertainment consulting company (“Consultant) for an initial period of twelve (12) months, effective June 16, 2021,which is terminable after six months from the effective date of the consulting agreement.

This Agreement has come about as a result of the working relationship developed by the Company’s CEO and Ray Lewis, NFL Hall of Famer and Super Bowl champion, with the intent to open and develop marketing opportunities for the Company’s existing and to be developed products and product lines.

Under the terms of the Agreement, the Company will work with Ray Lewis and Consultant (as independent contractors) who will, among other tasks under the Agreement, endeavor to make introductions to professional sports leagues, professional athletes, influencers/brand ambassadors, brand liaisons, research and development opportunities, all in an effort to establish the Company and its products in the professional sports market segment and significantly increase its brand awareness, social media presence, and penetration into the professional sports consumer market segment.

Upon execution of the Agreement, the Company paid Consultant $75,000 USD and issued 2,200,000 unregistered shares of the Company’s common stock. Within ninety days following the execution date of the Agreement, the Company shall make a second payment of $75,000 USD and issue an additional 1,300,000 shares of common stock to the Consultant.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed with the Company’s upcoming quarterly filing on Form 10-Q by or before August 16, 2021.

Item 8.01 Other Events.

On June 30, 2021, the Company issued a press release announcing that it had entered into the Agreement and that it teamed up with No Excuse Enterprises, LLC in connection with the above described marketing plan. The June 30, 2021 press release is attached hereto as Exhibit 99.1.

On July 6, 2021, the Company announced that its Brand Registry Application for its flagship Tauri-Gum™ brand had been approved by Amazon Inc. Amazon Brand Registry helps the Company protect its registered Trademarks and create a trusted experience for customers. The July 6th press release is attached hereto as Exhibit 99.2.

On July 9, 2021, the Company announced that it and Think BIG, LLC confirmed the upcoming launch of two limited-edition Frank White/Tauri-Gum versions of its product line. Recall that during October 2020, we entered into a strategic alliance with Think BIG, LLC aimed at jointly developing innovative products utilizing cannabinoids derived from the Hemp plant and other botanicals under Think BIG’s first brand Frank White®. Think BIG, LLC was founded by Christopher “CJ” Wallace, Willie Mack and Todd Russaw. The July 9, 2021 press release is attached hereto as Exhibit 99.3.

On July 12, 2021, the Company announced its two newest, innovative, topical products: (a) CBD infused Tauri-Sun™ (30 SPF) Sunscreen Spray & (b) Acai Fragrance Moisturizing (30 SPF, CBD infused) Lip Balm. These two products are being manufactured, under the following brand name: Tauri-Sun™. The Company is continuing to augment its Topical offerings, to complement its diverse and innovative CBD & CBG edible products. The July 12, 2021 press release is attached hereto as Exhibit 99.4.

On July 21, 2021, the Company announced that it has commenced sales of its Tauri-Gum™ product line in the United Kingdom. In addition, the Company has retained a full-time salesperson who is located in London. The Company expects to increase its sales in the United Kingdom through this marketing and sales effort. The July 21, 2021 press release is attached hereto as Exhibit 99.5.

The information set forth in this Item 8.01, and the press release annexed hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall the information in this Item 8.01 or such press release be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 30, 2021
99.2	Press Release, dated July 6, 2021
99.3	Press Release, dated July 9, 2021
99.4	Press Release, dated July 12, 2021
99.5	Press Release, dated July 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer